                                                                Exhibit 10(xxx)

                                AMENDMENT NO. 3
                                     TO THE
                        NORTH AMERICAN COAL CORPORATION
                         DEFERRED COMPENSATION PLAN FOR
                              MANAGEMENT EMPLOYEES
                        -------------------------------

                 The North American Coal Corporation hereby adopts this Amendment No. 3 to The North American Coal Corporation Deferred Compensation Plan for Management Employees (the "Plan"), effective as of January 1, 1995. Words used herein with initial capital letters which are defined in the Plan shall be used herein as so defined.


                                   SECTION 1
                                   ---------

                 Paragraph 9(b) of the Plan is hereby amended in its entirety to read as follows:

                 "(b) Notwithstanding the provisions of subparagraph (a) above, the Company, in its absolute discretion exercised in good faith, may accelerate the rate of distribution provided for in subparagraph (a) above, only in the case of an "Unforeseeable Emergency." For this purpose, an Unforeseeable Emergency is an event which results (or will result) in severe financial hardship to the Participant (or his Beneficiary) as a consequence of unexpected illness or accident or loss of the Participant's (or Beneficiary's) property due to casualty or other similar extraordinary or unforeseen circumstances out of the control of the Participant (or Beneficiary), as determined by and in the sole discretion of the Board of Directors of the Company or the Nominating, Organization and Compensation Committee of the Board of Directors of the Company. Payments of amounts because of an Unforeseeable Emergency shall be permitted only to the extent reasonably necessary to satisfy the emergency need."


                                   Section 2
                                   ---------

                 Effective December 31, 1994, the Employees of NACCO Industries, Inc. ("NACCO") discontinued participation in the Plan and the liabilities of NACCO to these former Participants in the Plan were transferred from the Plan to the NACCO Materials Handling Group, Inc. Unfunded Benefit Plan.





VOL402CL Doc: 7753.1

                                   Section 3
                                   ---------

                 Section 16 of the Plan is hereby amended in its entirety to read as follows:

                 "16.  AMENDMENT OR TERMINATION OF THE PLAN.
                       -------------------------------------

                 (a) The Plan may be amended prospectively at any time, and from time to time, at the sole discretion of the Board or the Nominating, Organization and Compensation Committee of the Board (the "Committee"); provided, however, that no such Amendment may adversely affect any Participant's Account as of the date of such amendment, without the prior written consent of such Participant.

                 (b) The Board and/or the Committee, in its sole discretion, may terminate this Plan at any time and for any reason whatsoever, except that no such termination may adversely affect any Participant's Account as of the date of such termination, without the prior written consent of the Participant.

                 (c) Any such amendment or termination shall be expressed in a written instrument executed by an officer of the Company on the order of the Board or the Committee and shall become effective as of the date specified in such instrument or, if no such date is specified, on the date of its execution.

                 (d) In the event of an amendment or termination, the amounts theretofore credited to the Account of each Participant, and all subsequent additions to such Account to reflect earnings provided in Paragraph 8 for the period prior to the payment of the Account at the time or times provided in Paragraphs 9 and 10 (as such Paragraphs existed prior to such termination or amendment) shall be distributed at the time or times provided in Paragraphs 9 or 10 (as such Paragraphs existed prior to any such termination or amendment). Notwithstanding the foregoing, the Board and/or the Committee may make any change in the Plan that, under all the circumstances, is beneficial and equitable to the Participants and is consistent with the spirit and purposes of the Plan.





VOL402CL Doc: 7753.1

                 (e) Notwithstanding the foregoing, in the event the Board has adopted a plan of liquidation or dissolution of the Company, other than a plan of reorganization, the Plan shall be automatically terminated and all amounts credited to the Participants' Accounts shall be immediately payable notwithstanding any other provisions contained herein."

                 Executed this 15th day of March, 1995.
                               ----        ------

                                     THE NORTH AMERICAN COAL CORPORATION


                                     By: Thomas A. Koza
                                        ---------------------
                                        Title: Vice President





VOL402CL Doc: 7753.1